                                                                       Exhibit 5


                         [HOLLAND & HART LLP LETTERHEAD]

                                   November 11, 1997


TheraTech, Inc.
417 Wakara Way, Suite 100
Salt Lake City, Utah  84108

Ladies and Gentlemen:

        We have acted as counsel to TheraTech, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of 3,962,500 shares of the Company's common stock, $0.01 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the TheraTech, Inc. Amended and Restated 1992 Employees' Stock Option Plan, Amended and Restated 1992 Directors' Stock Option Plan and 1993 Employee Stock Purchase Plan (collectively, the "Stock Plans").

        In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, the Bylaws of the Company, the Stock Plans, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinion contained herein. We have also reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on November 12, 1997 with respect to the Shares.

        We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Stock Plans, will be validly issued, fully paid and non-assessable.

        The opinion expressed herein is based solely upon and is limited to the General Corporation Laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Holland & Hart LLP